UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 23, 2003

3COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Great America Parkway

Santa Clara, CA

95052

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 326-5000

(Former name or former address, if changed since last report)

Item 2.    Acquisition or Disposition of Assets

On March 4, 2003, 3Com Corporation (“3Com”) entered into an agreement to sell selected assets and liabilities of its CommWorks division to UTStarcom, Inc. (“UTStarcom”) (“Asset Purchase Agreement”) in exchange for $100 million in cash, subject to certain closing adjustments.

On May 23, 2003, 3Com completed the sale of its CommWorks division and transferred certain assets and liabilities to UTStarcom pursuant to the terms of the Asset Purchase Agreement. Prior to its sale, CommWorks was engaged in developing and deploying carrier-class, Internet Protocol-based multi-service access and service creation platforms for telecommunications service providers.  CommWorks’ product portfolio includes the three key components of next generation networks:  wireline access systems; wireless access systems; and a media independent softswitch, that are critical to providing complete next generation data and voice services to both fixed and mobile subscribers.  CommWorks is headquartered in Rolling Meadows, Illinois.

The above description of 3Com’s sale of its CommWorks division is not intended to be complete. It is subject to, and qualified by reference to, the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1. The press release announcing the execution of the Asset Purchase Agreement with UTStarcom and the press release announcing the closing of the transaction are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 7.    Financial Statements, Pro Forma Information and Exhibits

(a)          Financial Statements of Businesses Acquired.

Not Applicable

(b)         Pro Forma Financial Information

On May 23, 2003, 3Com completed the sale of its CommWorks division and transferred certain assets and liabilities to UTStarcom pursuant to the terms of the Asset Purchase Agreement. Based on the carrying value of the assets and liabilities attributed to the CommWorks division on May 23, 2003, and the estimated costs and expenses incurred in connection with the sale, 3Com anticipates that it will record a gain of approximately $88.9 million, less any applicable tax expense. The anticipated gain will be adjusted to reflect final net assets attributed to the CommWorks division on the date of the sale, less any applicable tax expense.

The following unaudited pro forma financial statements and notes thereto are being filed herewith:

•                  Unaudited Pro Forma Condensed Balance Sheet as of February 28, 2003

•                  Unaudited Pro Forma Condensed Statement of Operations for the nine months ended February 28, 2003

•                  Unaudited Pro Forma Condensed Statement of Operations for the years ended May 31, 2002, June 1, 2001 and June 2, 2000

The pro forma financial information represents, in the opinion of management, all adjustments necessary to present 3Com's pro forma results of operations and financial position in accordance with Article 11 of the United States Securities and Exchange Commission (“SEC”) Regulation S-X and are based upon available information and certain assumptions considered reasonable under the circumstances. The pro forma financial information also excludes the gain on sale noted above, and any other non-recurring charges or credits attributable to the transaction.

The pro forma condensed financial statements should be read in conjunction with 3Com’s unaudited consolidated financial statements and notes thereto included in 3Com’s Quarterly Report on Form 10-Q for the period ended February 28, 2003 and audited consolidated financial statements and notes thereto included in 3Com’s Annual Report on Form 10-K for the year ended May 31, 2002, filed on April 10, 2003 and August 2, 2002, respectively. The pro forma information may not necessarily be indicative of what 3Com’s financial position or results of operations would have been had the transaction been in effect as of and for the periods presented, nor is such information necessarily indicative of 3Com’s results of operations or financial position for any future period or date.

3Com Corporation

Pro Forma Consolidated Condensed Balance Sheets (Unaudited)

(in thousands)

The following table shows the unaudited pro forma condensed consolidated balance sheets at February 28, 2003 as if the transaction had taken place on February 28, 2003:

	Historical (2)	Business to be disposed	Pro forma adjustments		Pro forma
ASSETS:
Current assets:
Cash and equivalents	$503,459	$	$100,000	(1)	$603,459
Short-term investments	937,592				937,592
Accounts receivable, net	120,152				120,152
Inventories	41,328	(7,528)			33,800
Investments and other	49,662	(1,810)			47,852
Total current assets	1,652,193	(9,338)	100,000		1,742,855

Property and equipment, net	426,162	(14,047)			412,115
Deposits and other assets	46,284				46,284
Deferred income taxes	6,055				6,055
Intangible assets, net	13,518				13,518
Goodwill	899				899
Total assets	$2,145,111	$(23,385)	$100,000		$2,221,726

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$118,767	$	$		$118,767
Accrued liabilities and other	222,819	(19,790)	10,663	(1)	213,692
Current portion of debt	31,102				31,102
Total current liabilities	372,688	(19,790)	10,663		363,561

Long-term debt	37,550				37,550
Other long-term obligations	4,660				4,660

Stockholders’ equity:
Common stock	2,129,697				2,129,697
Treasury stock	(96,092)				(96,092)
Note receivable from sale of warrants	(12,631)				(12,631)
Unamortized stock-based compensation	(2,264)				(2,264)
Retained deficit	(284,924)		85,742	(1)	(199,182)
Accumulated other comprehensive loss	(3,573)				(3,573)
Total stockhlders’ equity	1,730,213		85,742		1,815,955

Total liabilities and stockholders’ equity	$2,145,111	$(19,790)	$96,405		$2,221,726

3Com Corporation

Pro Forma Consolidated Condensed Statements of Operations (Unaudited)

(in thousands, except per share data)

The following table shows the unaudited pro forma condensed consolidated results of operations for the nine months ended February 28, 2003 as if the transaction had taken place on May 29, 1999:

	Historical (2)	Business to be disposed	Pro forma adjustments	Pro forma
Sales	$852,842	$(94,438)	$	$758,404

Cost of sales	439,109	(39,569)		399,540
Gross margin	413,733	(54,869)		358,864

Operating expenses:
Sales and marketing	203,503	(25,005)		178,498
Research and development	134,561	(48,430)		86,131
General and administrative	78,082	(5,716)		72,366
Amortization and write down of intangibles	14,205	(5,401)		8,804
Restructuring charges	146,686	(17,775)		128,911
Loss on land and facilities, net	887			887
Total operating expenses	577,924	(102,327)		475,597

Operating loss	(164,191)	(47,458)		(116,733)
Loss on investments, net	(33,122)			(33,122)
Interest and other income, net	18,683			18,683

Loss before income taxes and cumulative effect of change in accounting principle	(178,630)	(47,458)		(131,172)
Income tax provision	1,105	926		179

Loss before cumulative effect of change in accounting principle	(179,735)	(48,384)		(131,351)
Cumulative effect of change in accounting principle	(65,601)	(20,154)		(45,447)
Net loss	$(245,336)	$(68,538)	$	$(176,798)

Basic and diluted loss per share:

Loss before cumulative effect of change in accounting principle	$(0.50)			$(0.36)
Cumulative effect of change in accounting principle	(0.18)			(0.13)
Net loss	$(0.68)			$(0.49)

Shares used in computing per share amounts:

Basic and diluted	359,266			359,266

3Com Corporation

Pro Forma Consolidated Condensed Statements of Operations (Unaudited)

(in thousands, except per share data)

The following table shows the unaudited pro forma condensed consolidated results of operations for the year ended May 31, 2002 as if the transaction had taken place on May 29, 1999:

	Historical (2)	Business to be disposed	Pro forma adjustments	Pro forma
Sales	$1,477,932	$(218,963)	$	$1,258,969

Cost of sales	999,731	(108,018)		891,713
Gross margin	478,201	(110,945)		367,256

Operating expenses:
Sales and marketing	336,495	(62,943)		273,552
Research and development	285,584	(87,626)		197,958
General and administrative	124,740	(12,795)		111,945
Amortization and write down of intangibles	116,679	(30,073)		86,606
Restructuring charges	167,462	(58,426)		109,036
Loss on land and facilities, net	1,375			1,375
Total operating expenses	1,032,335	(251,863)		780,472

Operating loss	(554,134)	(140,918)		(413,216)
Loss on investments, net	(17,888)			(17,888)
Interest and other income, net	67,371			67,371
Loss before income taxes	(504,651)	(140,918)		(363,733)
Income tax provision	91,299	1,380		89,919
Net loss	$(595,950)	$(142,298)	$	$(453,652)

Basic and diluted loss per share:

Net loss	$(1.71)			$(1.30)

Shares used in computing per share amounts:

Basic and diluted	349,489			349,489

3Com Corporation

Pro Forma Consolidated Condensed Statements of Operations (Unaudited)

(in thousands, except per share data)

The following table shows the unaudited pro forma condensed consolidated results of operations for the year ended June 1, 2001 as if the transaction had taken place on May 29, 1999:

	Historical (2)	Business to be disposed	Pro forma adjustments	Pro forma
Sales	$2,820,881	$(399,716)	$	$2,421,165

Cost of sales	2,287,250	(285,161)		2,002,089
Gross margin	533,631	(114,555)		419,076

Operating expenses:
Sales and marketing	803,994	(97,755)		706,239
Research and development	535,718	(128,821)		406,897
General and administrative	182,090	(15,633)		166,457
Amortization and write down of intangibles	69,707	(35,198)		34,509
Restructuring charges	163,657	(8,732)		154,925
Gain on land and facilities, net	(178,844)			(178,844)
Purchased in-process technology	60,221			60,221
Merger-related credits, net	(728)			(728)
Total operating expenses	1,635,815	(286,139)		1,349,676

Operating loss	(1,102,184)	(171,584)		(930,600)
Loss on investments, net	(18,614)			(18,614)
Litigation settlement	(250,000)			(250,000)
Interest and other income, net	144,596			144,596

Loss from continuing operations before income taxes and equity interest	(1,226,202)	(171,584)		(1,054,618)
Income tax provision (benefit)	(257,641)	8,163		(265,804)
Equity interest in loss on unconsolidated investee	1,352			1,352

Loss before discontinued operations	(969,913)	(179,747)		(790,166)
Income from discontinued operations	4,537			4,537
Net loss	$(965,376)	$(179,747)	$	$(785,629)

Basic and diluted loss per share:

Continuing operations	$(2.81)			$(2.29)
Discontinued operations	0.01			0.01
Net loss	$(2.80)			$(2.28)

Shares used in computing per share amounts:

Basic and diluted	345,027			345,027

3Com Corporation

Pro Forma Consolidated Condensed Statements of Operations (Unaudited)

(in thousands, except per share data)

The following table shows the unaudited pro forma condensed consolidated results of operations for the year ended June 2, 2000 as if the transaction had taken place on May 29, 1999:

	Historical (2)	Business to be disposed	Pro forma adjustments	Pro forma
Sales	$4,333,942	$(577,767)	$	$3,756,175

Cost of sales	2,475,934	(249,991)		2,225,943
Gross margin	1,858,008	(327,776)		1,530,232

Operating expenses:
Sales and marketing	949,228	(96,365)		852,863
Research and development	597,816	(99,094)		498,722
General and administrative	213,085	(10,200)		202,885
Amortization and write down of intangibles	24,535	(3,959)		20,576
Restructuring charges	68,867	(347)		68,520
Gain on land and facilities, net	(25,483)			(25,483)
Purchased in-process technology	13,456	(13,456)
Merger-related credits, net	(2,297)			(2,297)
Total operating expenses	1,839,207	(223,421)		1,615,786

Operating income (loss)	18,801	104,355		(85,554)
Gains on investments, net	838,795			838,795
Interest and other income, net	104,258			104,258
Income from continuing operations before income taxes and equity interest	961,854	104,355		857,499
Income tax provision	341,672	48,250		293,422
Other interest in gain on unconsolidated joint venture	(1,028)			(1,028)
Equity interest in loss on unconsolidated investee	5,647			5,647

Income before discontinued operations	615,563	56,105		559,458
Income from discontinued operations	58,740			58,740
Net income	$674,303	$56,105	$	$618,198

Net income per share:

Basic:
Continuing operations	$1.77			$1.60
Discontinued operations	0.17			0.17
	$1.94			$1.77

Diluted:
Continuing operations	$1.72			$1.56
Discontinued operations	0.16			0.17
	$1.88			$1.73
Shares used in computing per share amounts:
Basic	348,314			348,314

Diluted	357,883			357,883

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INORMATION

Basis of Presentation

The above unaudited pro forma condensed consolidated financial statements present financial information for 3Com giving effect to the sale of its CommWorks division, which was effective as of May 23, 2003.  The unaudited pro forma condensed balance sheet as of February 28, 2003 is presented as if the transaction occurred on that date. The unaudited proforma condensed statements of operations for the nine months ended February 28, 2003 and for the years ended May 31, 2002, June 1, 2001 and June 2, 2000 are presented as if the transaction had occurred on May 29, 1999 and exclude the anticipated gain to be realized.

Unaudited Pro Forma Financial Information

(1)          Reflects the sale of certain net assets of CommWorks for a total cash payment of $100 million on May 23, 2003. The pro forma adjustment to other current liabilities reflects the estimated costs and expenses incurred in connection with the sale, as if the sale ocurred on February 28, 2003.

(2)          The historical amounts were derived from unaudited and audited financial statements included in 3Com’s quarterly report on Form 10-Q for the period ended February 28, 2003 and annual report on Form 10-K for the year ended May 31, 2002. Certain amounts in fiscal 2002 have been reclassified to conform to the presentation for the nine-month period ended February 28, 2003.

(c) Exhibits

Exhibit No.

10.1                       Asset Purchase Agreement by and between 3Com Corporation and UTStarcom, Inc. dated March 4, 2003

99.1                       Text of Press Release dated March 4, 2003, titled “UTStarcom Agrees to Acquire Selected Assets of 3Com’s CommWorks Business for $100 Million”

99.2                       Text of Press Release dated May 23, 2003, titled “3Com Announces Completion of the Sale of CommWorks Assets”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3Com Corporation
(Registrant)

Date:	June 9, 2003	By:	/s/ Mark Slaven
Mark Slaven
Executive Vice President, Finance, and Chief Financial Officer (Principal Financial and Accounting Officer)